UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17 Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

Amended and Restated Plasma Supply Agreement

On March 23, 2016, ADMA Biologics, Inc. (the "Company") entered into an Amended and Restated Plasma Supply Agreement (the "A&R Supply Agreement") which amends and restates the Plasma Supply Agreement, dated June 22, 2012, as amended (the "Plasma Supply Agreement"), between the Company and Biotest Pharmaceuticals Corporation ("Biotest") for the purchase by Biotest of normal source plasma from the Company's plasma collection centers. The A&R Supply Agreement primarily incorporates prior amendments and updates the Plasma Supply Agreement to specifically provide for the Company's additional plasma center.

The foregoing description of the A&R Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which the Company has filed as Exhibit 10.10 to its Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2016	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer